Exhibit 99.01

GenSpera Engages FLG Partners LLC and Partner Chris Lowe for Strategic Business Advisory Services

SAN ANTONIO (March 11, 2016) – GenSpera, Inc. (OTC/QB: GNSZ), a biotech company developing a novel prodrug therapeutic for the treatment of cancer, announces that the Company’s board of directors has engaged FLG Partners, LLC and its partner Chris Lowe to provide strategic advice to further complement the Company’s efforts to strengthen its corporate and clinical development. This includes aligning the Company’s long term-goals to optimize the clinical and regulatory development of mipsagargin, implement cost-efficient processes and advise on business development and funding initiatives.

“We are delighted to engage the services of this highly regarded consultancy, which has a reputation for providing sound strategic and operational counsel to companies such as GenSpera. In particular, we will be calling upon Chris Lowe’s substantial expertise and proven abilities in assisting clinical-stage companies to develop well-conceived corporate and financial strategies. The full strategic review is designed with a view of enhancing shareholder value,” commented the Board of Directors of GenSpera.

FLG Partners is a leading CFO consulting and services firm based in Silicon Valley and its partners have more than 500 years of collective CEO and CFO experience. Mr. Lowe is a partner at the firm and has more than 15 years of senior management experience that includes executive positions in publicly traded life sciences companies.

“It is an exciting time at GenSpera as we evaluate mipsagargin in our ongoing Phase 2 trial in patients with glioblastoma and finalize preparations to commence a Phase 2 trial in patients with prostate cancer,” said Craig Dionne, Ph.D., GenSpera’s CEO. “The complementary operational and financial expertise of FLG partners and Chris Lowe will help guide us through this critical stage in our corporate development and support us in reaching our goal of commercializing an important new therapeutic for patients with cancer.”

“GenSpera is ripe with opportunity and I look forward to using my experience as well as the shared expertise of my colleagues at FLG to develop a comprehensive plan that advances GenSpera’s clinical programs and puts forth financial options to provide a highly productive path forward for the Company and its shareholders,” said Mr. Lowe.

About GenSpera

GenSpera, Inc. is developing a novel technology platform that combines a powerful, plant-derived cytotoxin (thapsigargin) with a patented prodrug delivery system that targets the release of drugs within solid tumors without the side effects of chemotherapeutic agents. Mipsagargin, GenSpera’s lead drug candidate, has demonstrated positive data in a Phase 2 clinical trial in patients with hepatocellular carcinoma (liver cancer) and has been granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in this indication. Mipsagargin is being evaluated in a Phase 2 clinical trial for glioblastoma multiforme (brain cancer) and may be effective against all solid tumors. For additional information on GenSpera, visit www.genspera.com and connect on Twitter, LinkedIn, Facebook, YouTube and Google+.

About FLG Partners, LLC

Founded in 2004, FLG Partners (www.flgpartners.com) is the leading CFO consulting, operations and board advisory firm in Silicon Valley and the Western United States.  FLG provides financial and operational leadership to companies ranging from newly funded startups to multi-billion dollar public companies across all technology and life science sectors. The firm’s partners engage clients in interim or permanent assignments in leadership roles that vary from consulting engagements to employed corporate officer. Averaging more than 20 years’ experience at the C-suite level, each of FLG’s partners bring substantial expertise, objectivity and industry best-practices leadership to key transactional requirements, including business planning and execution; financings; SEC reporting and compliance; mergers, acquisitions and divestitures; and troubled-company turnarounds and restructurings.

Cautionary Statement Regarding Forward-Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of GenSpera's technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of GenSpera’s proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera's periodic reports filed with the Securities and Exchange Commission.

Investor Contacts:

LHA

Jody Cain

jcain@lhai.com

310-691-7100

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